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                                                                    EXHIBIT 4.13

If the registered owner of this Note is The Depository Trust Company or a nominee thereof, this Note is a Global Security and the following legends are applicable. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF CIT GROUP INC. AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                 CIT GROUP INC.
                                  CIT INTERNOTE

REGISTERED
NUMBER ____________                                      CUSIP _________________

PRINCIPAL AMOUNT: $_________________

ISSUE DATE: _________________

MATURITY DATE: ________________

ISSUE PRICE (expressed as a percentage aggregate principal amount): __________%

INTEREST RATE BASIS: ______________

SPREAD or SPREAD MULTIPLIER: ______________

INITIAL INTEREST RATE: _______________

INDEX MATURITY: _______________

INTEREST RATE CALCULATION: ____________________

CALCULATION AGENT: ______________________


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INTEREST PAYMENT FREQUENCY (check applicable): [ ] Monthly         [ ] Quarterly
                                               [ ] Semi-annual     [ ] Annual

INTEREST RESET DATES: ______________________________

INTEREST DETERMINATION DATES: __________________________

INTEREST RATE CUT-OFF DATE: __________________________

REDEMPTION RIGHT: [ ] Yes (If yes, the Corporation has the right to redeem this Note on any Interest Payment Date after __________________)

REPAYMENT RIGHT: [ ] Yes (If yes, the holder of this Note has the right to the repayment of this Note on any Interest Payment Date after __________________)

SURVIVOR'S OPTION: [ ] Yes (If yes, the attached Survivor's Option Rider is incorporated into this Note)

MINIMUM DENOMINATIONS: $_______________________________ (if other than $1,000)

     CIT Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount on the Maturity Date, and to pay interest, until the Principal Amount is paid, thereon from and including the Issue Date or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate equal to the Initial Interest Rate until the first Interest Reset Date following the Issue Date and thereafter at a rate per annum determined in accordance with the provisions set forth below under the heading ["Determination of Interest Rate Per Annum for LIBOR-Telerate Notes"] ["Determination of Interest Rate Per Annum for LIBOR-Reuters Notes"] ["Determination of Interest Rate Per Annum for Federal Funds Rate Notes"] ["Determination of Interest Rate Per Annum for Treasury Rate Notes"] ["Determination of Interest Rate Per Annum for Prime Rate Notes"].

     The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month of the Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month of the Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month of the Issue Date; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month of the Issue Date. If any Interest Payment Date, other than an Interest Payment Date occurring on the Maturity Date, would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that in the case of LIBOR-Telerate Notes or LIBOR-Reuters Notes (collectively, the "LIBOR Notes"), if such Business Day is in the next


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succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, principal or interest payable with respect to such Maturity Date will be paid on the next succeeding Business Day. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day, principal or interest paid on the next succeeding Business Day will be with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no additional interest shall accrue for the period from and after such Maturity Date or Interest Payment Date. As used herein, the term "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

     Interest payments will be in the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date specified above, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the first day of the calendar month in which the Interest Payment Date occurs, whether or not such date shall be a Business Day; provided, however, that the Regular Record Date for the final Interest Payment Date is the Maturity Date. Any such interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.

     The Interest Rate determined with respect to any Interest Determination Date for this Note will become effective on and as of the next succeeding Interest Reset Date; provided, however, that the Interest Rate in effect with respect to this Note from the Issue Date specified above to the first Interest Reset Date will be the "Initial Interest Rate" set forth above and the Interest Rate in effect for each day following the Rate Cut-Off Date to but excluding the next succeeding Interest Payment Date will be the rate in effect on the Rate Cut-Off Date. Such interest rate shall be applicable from and including the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the Interest Payment Date. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined on the Interest Determination Date pertaining to such Interest Reset Date in accordance with the provisions of the applicable heading below.

     Subject to applicable provisions of law and except as specified herein, the Interest Rate determined with respect to any Interest Determination Date for this Note will be determined by the Calculation Agent in accordance with the provisions below.

     "Calculation date" means the earlier of (i) the fifth Business Day after each Interest Determination Date, or (ii) the Business Day immediately preceding the applicable Interest Payment Date.



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     Determination of Interest Rate Per Annum for LIBOR-Telerate Notes. If the
Interest Rate Basis specified on the face hereof is LIBOR-Telerate, the Interest Rate will be equal to the then applicable LIBOR-Telerate, as adjusted as specified above under "Interest Rate Calculation."

     "LIBOR-Telerate" means, with respect to any Interest Determination Date, the rate for deposits in U.S. dollars having the Index Maturity specified above which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date; provided, that if on any Interest Determination Date the rate for deposits in U.S. dollars having the Index Maturity specified above does not appear on the Telerate Page 3750, LIBOR-Telerate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity specified above and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR-Telerate in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 3:00 p.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity specified above and in a principal amount equal to an amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.

     "Telerate Page 3750" means the display page designated as page 3750 on the [Bridge Telerate, Inc.] service (or any successor service, or such other page as may replace page 3750 on that service or any successor service for the purpose of displaying London interbank offered rates).

     Determination of Interest Rate Per Annum for LIBOR-Reuters Notes. If the Interest Rate Basis specified on the face hereof is LIBOR-Reuters, the Interest Rate will be equal to the then applicable LIBOR-Reuters, as adjusted as specified above under "Interest Rate Calculation."

     "LIBOR-Reuters" means, with respect to any Interest Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified above which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, provided that at least two such offered rates appear on the Reuters Screen LIBO Page; provided, that if on any Interest Determination Date, fewer than two offered rates for deposits in U.S. dollars having the Index Maturity specified above appear on the Reuters Screen LIBO Page, LIBOR-Reuters will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity

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specified above and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR-Reuters in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 3:00 p.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity specified above and in a principal amount equal to an amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.

     "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     If the method for determining LIBOR with respect to any LIBOR Note is not specified in such Note, "LIBOR" means LIBOR-Telerate.

     Determination of Interest Rate Per Annum for Federal Funds Rate Notes. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the Interest Rate will be equal to the then applicable Federal Funds Rate, as adjusted as specified above under "Interest Rate Calculation."

     "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that date for Federal Funds as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Federal Funds (Effective)", as this rate is displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace this page on that service) ("Telerate Page 120"). In the event that such rate does not appear on Telerate Page 120 or is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate will be the rate on such Interest Determination Date as published in the H.15 Daily Update (as defined below) or another recognized electronic source used for the purpose of displaying this rate under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the Federal Funds Rate shall be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on such Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers so selected by the Calculation Agent are quoting as described in this sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.


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     "H.15 Daily Update" means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     Determination of Interest Rate Per Annum for Treasury Rate Notes. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the Interest Rate will be equal to the then applicable Treasury Rate, as adjusted as specified above under "Interest Rate Calculation."

     "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction of direct obligations of the United States ("Treasury bills") held on such Interest Determination Date having the Index Maturity specified above which appears on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace this page on that service or any successor service) or page 57 (or any other page as may replace this page on that service or any successor service) under the heading "INVESTMENT RATE." If such rate has not been so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate means, with respect to such Interest Determination Date, the auction average rate for the aforementioned auction for such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise reported by the United States Department of the Treasury. In the event that the results of the auctions of Treasury bills are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or no such auction was held during the week in which the Interest Reset Date falls (or on the Friday preceding such week if as a result of a legal holiday), then the Treasury Rate will be the rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on the Interest Determination Date of Treasury bills having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Interest Determination Date of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if fewer than three of the dealers selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.

     Determination of Interest Rate Per Annum for Prime Rate Notes. If the Interest Rate Basis specified on the face hereof is Prime Rate, the Interest Rate will be equal to the then applicable Prime Rate, as adjusted as specified above under "Interest Rate Calculation."


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     "Prime Rate" means, with respect to any Interest Determination Date, the prime rate or base lending rate on that date as such date is published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Bank Prime Loan" or if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Interest Determination Date as published in
H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Bank Prime Loan"; provided, that if on the Calculation Date pertaining to such Interest Determination Date such rate is not published prior to 3:00 p.m., New York City time, in H.15(519), H.15 Daily Update or another recognized electronic source, then the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appear on the Reuters Screen USPRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME 1 Page or, if fewer than four such rates appear on the Reuters Screen USPRIME 1 Page for that Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business for such Interest Determination Date publicly announced by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as described in the preceding sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.

     "Reuters Screen USPRIME 1 Page" means the display page designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     The Calculation Agent shall calculate the Interest Rate hereon in accordance with the foregoing on or before each Calculation Date.

     The Interest Rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Interest Rate on this Note will in no event be lower than 0.00%.

     At the request of the holder hereof, the Calculation Agent will provide to such holder the Interest Rate then in effect for this Note, if available, and, if different, the Interest Rate to be in effect as a result of a determination made on the most recent Interest Determination Date with respect to this Note.

     Accrued interest shall be computed by adding the Interest Factors calculated for each day from the Issue Date or from the last date to which interest has been paid or duly provided for up to but not including the day for which accrued interest is being calculated. The "Interest Factor" for each such day shall be computed by multiplying the face amount of the Note by the Interest Rate applicable to such day and dividing the product thereof by 360, or, if the Interest Rate Basis specified on the face hereof is Treasury Rate, by the actual number of days in the year.


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     Unless otherwise specified herein, all percentages resulting from any calculation of the rate of interest on this Note (including the calculation of the Interest Factor as described above) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes.

     Subject to applicable laws and regulations, a holder of $1,000,000 (or the equivalent in other currencies or currency units) or more in aggregate principal amount of the Notes may, by delivery of a written request to the Paying Agent under the Indenture, elect to have all payments to such holder made by wire transfer of immediately available funds to a designated account maintained in the United States; provided, that such payments to be made on the Maturity Date will be made only after surrender of such Note or Notes at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York not later than one Business Day prior to the Maturity Date. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission and must be delivered not later than the close of business on the Record Date immediately preceding an Interest Payment Date or the fifteenth day prior to the Maturity Date. Any such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent not later than the Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day preceding the Maturity Date.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee or by an Authenticating Agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.


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     IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                                   CIT GROUP INC.


                                                   By: _________________________
[SEAL]                                                 Name:
                                                       Title:


ATTEST:


By:_________________________

_______________ Secretary


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                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:_____________


                                            BANK ONE TRUST COMPANY, N.A.,
                                            as Trustee


                                            By:
                                               ---------------------------------
                                                     Authorized Signatory


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                                [Reverse of Note]

                                 CIT GROUP INC.
                                    INTERNOTE

     This Note is one of a duly authorized series of unsecured notes of the Corporation designated as "CIT InterNotes", limited to $4,000,000,000 in principal aggregate amount (the "Notes") issued and to be issued under an Indenture dated as of August 26, 2002 (the "Indenture"), between the Corporation and Bank One Trust Company, N.A. (the "Trustee") and Bank One NA, London Branch, as London Paying Agent and London Calculation Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The amount of the series of Notes may be increased at any time. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

     This Note is not subject to any sinking fund.

     IF NO REPAYMENT RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a "Repayment Date"). On any Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee/Paying Agent at the Corporate Trust Office, or such other address of which the Corporation shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to an Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

     IF NO REDEMPTION RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. If a Redemption Right is granted on the face of this Note, this Note may be redeemed at the option of the Corporation on any Interest Payment Date on and after the date, if any, specified on the face hereof (each, a "Redemption Date"). This Note may be redeemed on any Redemption Date in whole or in part in increments of $1,000 at the option of the Corporation at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given to the Trustee at least 60 days, and to the holder hereof at least 30 days, prior to the proposed Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.


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     If an Event of Default (as defined in the Indenture) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of this Note. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of Notes then outstanding under the Indenture and affected thereby, on behalf of the holders of all Notes then outstanding under the Indenture, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, either directly or through the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as a condition of and as part of the consideration for issue hereof, expressly waived and released.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.


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


     No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Corporation, the Trustee, the Paying Agent and any agent of the Corporation, the Trustee or the Paying Agent may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     If the Notes are to be issued and outstanding pursuant to a book-entry-only system, the following paragraph is applicable: The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-- as tenants in common
          TEN ENT-- as tenants by the entireties
          JT TEN-- as joint tenants with right of survivorship and not as tenants in common
          UNIF TRANS MIN ACT--__________Custodian___________
                                (Cust)              (Minor)
                      Under Uniform Transfers to Minors Act
                               ___________________
                                     (State)

     Additional abbreviations may also be used though not in the above list.

                           ___________________________
                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________.
                   [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                        INCLUDING ZIP CODE, OF ASSIGNEE]

____________________________________________________________

____________________________________________________________

Please Insert Social Security or Other
     Identifying Number of Assignee: ________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.


Dated: __________________                       --------------------------------

                                                --------------------------------

                                                --------------------------------
                                                      (Signature Guaranteed)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________ (Please print or typewrite name and address of the undersigned).

     For this Note to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at __________________, or at such other place or places of which the Corporation shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of $l,000 in excess of $__________) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


$_______________________                          ------------------------------
                                                  NOTICE: The signature on this
DATE: __________________                          Option to Elect Repayment must
                                                  correspond with the name as
                                                  written upon the face of this
                                                  Note in every particular,
                                                  without alteration or
                                                  enlargement or any change
                                                  whatever.


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


                             SURVIVOR'S OPTION RIDER

     If the Survivor's Option is applicable to this Note, the Representative (defined below) of a deceased beneficial owner of the Note shall have the option to elect repayment or repurchase of such Note following the death of the beneficial owner (a "Survivor's Option"). Unless specifically provided on the face of this Note, the Survivor's Option may not be exercised unless the Note was acquired by the beneficial owner at least six months prior to such election.

     If the Survivor's Option is applicable to this Note, upon the valid exercise of the Survivor's Option, the Corporation shall repay or repurchase, at its option, the Note (or portion thereof), properly tendered for repayment or repurchase by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner of the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in such Note plus accrued interest to the date of such repayment or repurchase, subject to the following limitations:

          (a) The Corporation may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted from all deceased beneficial owners in any calendar year (the "Annual Put Limitation") to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all Notes as of the end of the most recent calendar year, or such greater amount as the Corporation in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Corporation in its sole discretion may determine for any calendar year, the aggregate principal amount of acceptances of exercise of the Survivor's Option in such calendar year for any individual deceased beneficial owner (the "Individual Put Limitation").

          (b) The Corporation shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining Outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

          (c) Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn.

     Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted in the order of all such Notes are received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were originally tendered. Any Note (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor's Option shall be repaid or repurchased on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof, at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

     In order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative
(i) a written request for repayment or repurchase signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid or repurchased, (iii) appropriate evidence satisfactory to the Corporation and the Trustee that (A) the deceased was the beneficial owner of such Note at the time of death and the interest in such note was acquired by the deceased beneficial owner at least six months prior to the request for repayment or repurchase, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Corporation and the Trustee from such nominee attesting to the deceased's beneficial ownership in such Note, (vi) tax waivers and such other instruments or documents that the Corporation or the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Notes and the claimant's entitlement to payment, and (vii) any additional information the Corporation or the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of such Note. All questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Corporation, in its sole discretion, which determination shall be final and binding on all parties.

     The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment or repurchase. However, the death of a person holding a beneficial interest in a note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to the deceased person's interest in the Note. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the beneficial owner of such note for purposes of this provision, regardless of the registered holder of the Note, if such beneficial interest can be established to the satisfaction of the Corporation and the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

     For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment or repurchase pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment or repurchase pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Corporation and the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.